EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of October 30, 2009, by Elecsys Corporation, a Kansas corporation (“Debtor” ), whose mailing address is 846 N. Mart-Way Court, Olathe, Kansas 66061, in favor of UMB Bank, N.A., a national banking association (together with its successors and assigns, “Secured Party”), whose mailing address is 1010 Grand Boulevard, Kansas City, Missouri 64106.

PREMISES

WHEREAS, Debtor and Secured Party have entered into a Secured Loan Agreement of even date herewith (the “Loan Agreement”), pursuant to which Secured Party may extend revolving credit to Debtor in a principal amount of up to Six Million and No/100th Dollars ($6,000,000.00) (the “Principal Amount”) pursuant to the terms and provisions of that certain Secured Revolving Credit Note dated of even date herewith executed by Debtor payable to the order of Secured Party (the “Note”); and

WHEREAS, Debtor has agreed to grant a Security Interest (as hereinafter defined) in the Collateral (as hereinafter defined) to Secured Party to secure the Obligations (as defined in the Loan Agreement) in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, Debtor represents, warrants, covenants, and agrees with Secured Party as follows:

1.           Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.           Security Interest.  Debtor hereby BARGAINS, SELLS, GRANTS, CONVEYS, TRANSFERS, PLEDGES, and ASSIGNS to Secured Party a security interest (the “Security Interest”) in all of Debtor’s business assets, including without limitation, all Accounts and Inventory, whether now existing or hereafter arising, and all proceeds thereof and all records pertaining to all of the foregoing in whatever manner kept (collectively, the “Collateral”), to secure the complete and timely payment, performance or discharge of all of the Obligations and covenants of Debtor under this Agreement, the Loan Agreement, the Note, and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future.  The Security Interest shall be effective with respect to each item of Collateral for so long as any Obligation remains outstanding, regardless of whether Debtor becomes the owner of such Collateral prior to or contemporaneously with or subsequent to the incurring of any Obligations.  As used herein, the terms “Accounts” and “Inventory” have the meanings ascribed thereto in the Loan Agreement.

3.           Representations and Warranties.  Debtor expressly represents and warrants to and covenants with Secured Party that, for so long as the Security Interest shall remain in effect:

(a)  Debtor has, or upon acquisition will have, and at all times until disposed of in accordance with the terms hereof, will maintain, good and marketable title to the Collateral, free and clear of any lien, pledge, security interest, or other encumbrance except (i) the Security Interest; (ii) current and nondelinquent taxes or taxes being contested as provided by Governing Law (defined below) in good faith and by appropriate legal proceedings in a manner which, in Debtor’s reasonable judgment, will not jeopardize Secured Party’s Security Interest, and (iii) liens arising in the ordinary course of business for sums not overdue or sums being contested in good faith and by appropriate legal proceedings in a manner which, in Debtor’s reasonable judgment, will not jeopardize Secured Party’s Security Interest, and Debtor warrants and will defend title to and possession of the Collateral at Debtor’s expense against all claims or demands of all persons other than Secured Party.

(b)           No financing statement (or other notice of any lien, security interest or encumbrance) covering any of the Collateral is on file with any governmental official or authority, or has been or will be delivered by Debtor to any person other than Secured Party without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

(c)           The execution and delivery of this Agreement shall not, immediately or with the passage of time, the giving of notice, or otherwise, constitute a breach of or default under any term or provision of, or trigger the creation of a security interest in any of the Collateral (other than the Security Interest) pursuant to, or accelerate the obligations of Debtor under, any contract, mortgage, deed of trust, indenture, lease, license, permit, agreement or other instrument to which Debtor is or may become a party or by which Debtor or the Collateral is or may be bound or affected.

(d)           Debtor shall:

(i)           pay on a timely basis all taxes, assessments and other Federal, State or local governmental charges and penalties levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, provided that no such taxes, assessments, charges or penalties need be paid if the same are being contested in good faith by appropriate proceedings diligently instituted and conducted;

(ii)           upon prior written notice during business hours, permit Secured Party to examine or inspect any Collateral, wherever located, to examine, inspect and copy Debtor’s business and financial records pertaining to the Collateral, and submit to Secured Party such periodic reports concerning the Collateral as Secured Party may, from time to time, request;

(iii)           promptly notify Secured Party of any material loss of or material damage to any Collateral or any Event of Default as defined in the Loan Agreement;

(iv)           not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any law applicable to such Collateral, or  in such a way as would limit or void any insurance maintained on any portion of the Collateral;

(v)           not conduct business under any name other than that given above, nor change or reorganize the type of entity under which it operates, except upon written notice to the Secured Party within thirty (30) days of such change;

(vi)           perform and comply with all the terms and conditions of the Note;

(vii)           perform and comply with all the terms and conditions of the Loan Agreement;

(viii)           do and perform all acts and things and execute all documents which Secured Party in its reasonable discretion deems necessary or appropriate to perfect, renew, or give notice of the Security Interest, including without limitation the execution and filing of such financing or continuation statements, or amendments thereto, as Secured Party may request;

(ix)           notify Secured Party immediately of any legal process levied against any of the Collateral or Debtor or any other event which materially and adversely affects or may materially and adversely affect the value, use or possession of the Collateral or any of the rights of Debtor or Secured Party in relation to any of the Collateral;

(x)           except as provided in the Loan Agreement, preserve in existence all of its rights, franchises, licenses, permits and privileges necessary to its operation, and not dissolve, merge, or consolidate into another entity or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, without the prior written consent of Secured Party; and

(xi)           maintain with insurers admitted to do business in the state where the Collateral is located and otherwise reasonably acceptable to Secured Party, insurance on the Collateral against loss by fire, theft, lightning, tornado, and other perils and hazards reasonably covered by standard extended coverage endorsement in an amount equal to full replacement value, and otherwise reasonably acceptable to Secured Party, naming Secured Party as an additional insured and loss payee and providing that there shall be no cancellation or modification thereof with less than thirty (30) days prior written notification to Secured Party.

4.           Disposition of Collateral.  So long as there is no Event of Default under the Loan Agreement, Debtor may, in accordance with the other terms and conditions contained herein, sell or otherwise dispose of the Collateral in the ordinary course of business.

5.           Miscellaneous Undertakings.  Debtor, at its sole cost and expense, agrees to:

(a)           pay all reasonable expenses, including without limitation, reasonable attorneys’ fees and court costs to the fullest extent permitted by Governing Law, actually

(b)   incurred by Secured Party in connection with the creation, perfection, preservation, or enforcement of the Security Interest, the defense of the Collateral, or the exercise by Secured Party of any of the rights, powers or remedies granted to Secured Party under this Agreement, by law or otherwise; and

(c)           reimburse Secured Party within ten (10) days of Secured Party’s demand for any reasonable expense incurred by Secured Party pursuant to the foregoing authorization, together with interest thereon at the default rate of interest set forth in the Loan Agreement from the date that any such expense is incurred, until reimbursed.

6.           Secured Party’s Rights Upon Event of Default.  Upon the occurrence of an Event of Default and for so long as such Event of Default continues, then Secured Party may, to the fullest extent permitted by and with such notice as may be required by Governing Law (Debtor hereby waiving any such required notice to the fullest extent permitted by Governing Law):

(a)           enter upon any property upon which the Collateral is located and take possession of, assemble, collect, and move any or all of the Collateral and store any of the Collateral at locations acceptable to Secured Party;

(b)           require Debtor to assemble any or all of the Collateral and make it available at a mutually convenient place designated by Secured Party so as to permit Secured Party to take possession of, move, or store, such Collateral;

(c)           sell, assign, or otherwise dispose of and deliver all or any part of the Collateral at public or private sale, for cash or on credit, to a wholesaler, retailer or user of each type of Collateral or at public auction;

(d)           bid and become purchaser at any public sale or auction of the Collateral;

(e)           perform any of the Obligations, and apply any Collateral or the proceeds therefrom to the payment of the Obligations in such order, priority and manner as Secured Party in its sole discretion may determine;

(f)           consume, sell or dispose of any of the Collateral as Secured Party deems appropriate for the purpose of performing any or all of the Obligations;

(g)           make any compromise or settlement which Secured Party may deem desirable or proper with respect to any of the Collateral or any controversies or disputes relating to the Collateral, and release any of the Collateral and any persons liable on any of the Collateral;

(h)           endorse and deliver evidences of ownership, and receive, enforce and collect by legal action or otherwise all or any portion of the Collateral; and

(i)           enforce, adjust and receive payment or performance in connection with any insurance claims, claims for breach of warranty, claims under any letters of credit, instruments, documents of title, chattel paper or contracts and similar matters concerning any of the Collateral.

7.           No Responsibility.  Debtor acknowledges that Secured Party has no responsibility for, and does not assume any of, Debtor’s obligations or duties under any agreement, instrument, or other contract or obligation relating to the Collateral. Secured Party shall have no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral or to take any other action to preserve, protect or defend any of the Collateral or to preserve any value or utility of any of the Collateral, except to the extent required by Governing Law.

8.           Notices.  Except as otherwise required by Governing Law, all notices, requests, consents and demands hereunder shall be in writing and delivered personally or by reputable overnight carrier or U.S. first class mail, postage prepaid, at the addresses set forth above or such other addresses as shall be subsequently designated in writing, and shall be effective immediately, in the case of personal delivery, twenty-four (24) hours after deposit with an overnight carrier, or forty-eight (48) hours after deposit in the U.S. mail, in the manner described above. Notice may also be delivered by confirmed electronic facsimile and shall be effective upon receipt of confirmation.

9.           Successors and Assigns.  The terms of this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and permitted assigns of Debtor and Secured Party; provided that Debtor may not assign its obligations under this Agreement by contract, operation of law, or otherwise without the prior written consent of Secured Party, which may be withheld in Secured Party’s sole discretion.

10.           Time.  Time is an essential element to the performance of each term of this Agreement.

11.           Headings.  All headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

12.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri (the “Governing Law”).

13.           Miscellaneous.  The rights and remedies of Secured Party under this Agreement are cumulative, and no exercise of any right or remedy shall preclude the exercise of any other right or remedy or the later exercise of the same right or remedy.  Waivers and approvals under this Agreement shall be in writing and unless otherwise expressly stated, waivers and approvals shall apply only to the specific circumstance addressed. Notwithstanding any other provision of this Agreement, Secured Party shall not be deemed to have accepted any property other than cash in satisfaction of any Obligation unless Secured Party shall make an express written election of said remedy under Governing Law.

14.           Amendment.  This Agreement shall not be amended or modified in any way except by a written instrument executed by Secured Party and Debtor.

15.   Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under Governing Law, such invalidity, illegality or unenforceability, at the option of Secured Party, shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If the Security Interest is invalid or unenforceable as to any portion of the Obligations or the Collateral, all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall, at the election of the Secured Party, be applied first to the full payment of that portion of the Obligations not secured or not fully secured by the Collateral.

16.           Secured Party’s Duty of Care.  Secured Party’s duty of care with respect to Collateral in its possession shall be deemed fulfilled if Secured Party exercises ordinary care in physically safekeeping and preserving such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, Secured Party exercises ordinary care in the selection of the bailee or other third person.

17.           Preservation of Rights.  Secured Party shall not be obligated to preserve any rights Debtor may have against other parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application, except as otherwise expressly provided herein.

18.           Financing Statements.  Debtor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor where permitted by law.  The description of collateral in the financing statement may list “All Assets” or other description as selected by Secured Party. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered to Secured Party as of the date first set forth above.

Elecsys Corporation, a Kansas corporation, Debtor
By:     _________________________________
Name:  ________________________________
Title:  _________________________________

Fax No.:  _______________________________